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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-118985; 333-118984; 333-106171; 333-104479; 333-67306; 333-50033; 333-83065; 333-45708; 333-36986 and 333-53514) of Take-Two Interactive Software, Inc. of our report dated December 15, 2004 relating to the consolidated financial statements and financial statement schedule which is included in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
December 20, 2004